UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2006

ADESA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-32198	35-1842546
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard
Carmel, Indiana		46032
(Address of principal executive offices)		(Zip Code)

(800) 923-3725

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective as of March 31, 2006, Amendment No. 6 (the “Amendment”) to that certain Second Amended and Restated Receivables Purchase Agreement (the “Agreement”) was entered into by and among AFC Funding Corporation (“AFC Funding”), an ultimate subsidiary of ADESA, Inc. (“ADESA”), Automotive Finance Corporation (“AFC”), an ultimate subsidiary of ADESA, Fairway Finance Company, LLC, and Harris Nesbitt Corp, as agent.

The following provides a brief description of the terms and conditions of the Amendment that are material to ADESA:

•                  extends the scheduled termination date of the Agreement to April 30, 2009 from June 30, 2008;

•                  increases the revolving uninsured purchase limit to $600,000,000 from $500,000,000, subject to available liquidity;

•                  expands the eligibility requirements under the definition of “Eligible Receivable”;

•                  changes the definition of “Net Receivables Pool Balance” to include 75% of the aggregate outstanding balances of certain specified Eligible Receivables that were previously excluded from the determination of the Net Receivables Pool Balance;

•                  extends the termination date of a purchaser’s participation in the facility by 180 days in the event liquidity support providers providing less than 50% of the liquidity commitments for such purchaser’s participation (“minority liquidity providers”) decline to renew their liquidity support commitments, and provides that such purchaser’s participation in the facility will not terminate by reason of such non-renewal if, prior to the end of such 180-day period, the non-renewing minority liquidity providers are replaced or have no amounts outstanding under their liquidity commitments; and

•                  changes the length of time specified in the definition of “Legal Final Maturity Date” from one year to two years.

The above description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed as an exhibit to ADESA’s Quarterly Report of Form 10-Q for the quarter ending on March 31, 2006.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference. In addition, the information described under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Off-Balance Sheet Arrangements”section of ADESA’s Annual Report on Form 10-K for the year ended December 31, 2005, as and to the extent modified by the disclosure in this Form 8-K, is incorporated herein by reference. Certain additional disclosure with respect to the Agreement that is required by Item 2.03 of Form 8-K is set forth below.

Prior to the Amendment described in this report, the Agreement provided for the termination of the purchasers’ participations in the facility upon the occurrence of certain events set forth therein, including without limitation those described below. None of these provisions was affected by the Amendment described in this report.

•                  the failure of AFC Funding or the servicer under the facility to make certain payments required under the Agreement or to transfer servicing rights to a successor servicer when required to do so, or to observe their respective covenants regarding the collection of receivables, the maintenance of a separate corporate existence of AFC Funding, the consummation of mergers, acquisitions or sales, the making of certain payments to affiliates, and the incurrence of indebtedness and other matters;

•                  the failure of the portfolio or AFC Funding to meet certain financial covenants;

•                  the occurrence of a change of control as defined in the Agreement;

•                  the insolvency or bankruptcy of AFC Funding, AFC or ADESA;

•                  the occurrence of a termination event under the related purchase and sale agreement between AFC Funding and AFC;

•                  the occurrence of certain events related to the employee benefit plans of AFC Funding and its ERISA affiliates;

•                  the occurrence of a material adverse change in the collectibility of the receivables;

•                  the occurrence of a material adverse change in the business, operations, property or financial condition of AFC or AFC Funding; and

•                  the occurrence of a breach of the financial covenants contained in ADESA’s senior credit facility as of the end of any calendar quarter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 4, 2006	ADESA, INC.

/s/ Cameron C. Hitchcock
Cameron C. Hitchcock
Executive Vice President and Chief
Financial Officer